EXHIBIT 10.71

AGREEMENT ON CONSIDERATION

THIS AGREEMENT is made on 13 July 2007

BETWEEN:

(1)	Mr Ján Kováčik, birth No.: 621204/6720, residing at Vydrovo 101, 976 52 Čierny Balog (the Transferor); and

(2)
CME Slovak Holdings, B.V., a company organised under the laws of the Netherlands, having its registered office at Dam 5 B, 1012JS Amsterdam, the Netherlands, registered in the commercial register of the Chamber of Commerce and Industries for Amsterdam under the number 34274606 (the Transferee), acting through Cosmina Maria Simion, under power of attorney;

(together as the Parties and each as a Party).

We refer to the Agreement on transfer of the participation interest in MEDIA INVEST, spol. s r.o. entered into between the Parties as of 13 July 2007 (the Agreement on Transfer).

1.	INTERPRETATION

Capitalised terms used but not defined in this agreement shall have the meaning given to them in the Agreement on Transfer.

2.	CONSIDERATION

2.1
The consideration for the transfer of the Participation Interest to the Transferee under the Agreement on Transfer shall be SKK 1,900,000,000 (in words: one billion nine hundred million Slovak crowns) (the Consideration).

2.2	The Consideration shall be paid by the Transferee to the Transferor within seven (7) Business Days after the Completion Date.

TRANSFEROR	TRANSFEREE

CME Slovak Holdings B.V.

In Bratislava, on13 July 2007	In Bratislava, on13 July 2007

/s/ Ján Kováčik	/s/ Cosmina Simion
Ján Kováčik	Cosmina Maria Simion
under power of attorney